Exhibit 3.5

BYLAWS
OF
SPORT ENDURANCE, INC.

(A Nevada corporation)

The following Amended and Restated Bylaws of Sport Endurance, Inc.
(the “Company”) were adopted by the shareholders as of April 25, 2016.

ARTICLE I
SHAREHOLDERS

Section 1.1          Annual Meetings. If required by applicable law, an annual meeting of the shareholders shall be held each year during the month of January or such other month as may be designated by the board of directors (the “Board of Directors”) on such date and at such time and place, if any, either within or outside the State of Nevada, as may be designated by the Board of Directors from time to time. At such meeting, the holders of the voting capital stock shall elect the Board of Directors and shall transact such other business as may be brought properly before the meeting. Holders of non-voting stock may be invited, and to the extent there is a matter on which such holders are entitled to vote, such holders shall be invited to attend the annual meeting, but shall not vote except with respect to matters on which their vote is required by the Nevada Revised Statutes as it may be amended (the “NRS”) or the Articles of Incorporation of the Company, as it may be amended (the “Articles of Incorporation”).

Section 1.2          Special Meetings.

(a)          Special meetings of shareholders entitled to vote at such meeting may be called at any time by the Chairman of the Board of Directors, the President (if he is also a member of the Board of Directors) or the Board of Directors, to be held at such date, time and place, if any, either within or outside the State of Nevada as may be determined by such person or persons calling the meeting and stated in the notice of the meeting. A special meeting shall be called by the President or the Secretary upon one or more written demands (which shall state the purpose or purposes therefore) signed and dated by the holders of shares representing not less than ten percent of all votes entitled to be cast on any issue(s) that may be properly proposed to be considered at the special meeting. If no place is designated in the notice, the place of the meeting shall be the principal office of the Company.

(b)          Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of such meeting.

Section 1.3          Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a notice of the meeting stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, the notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of the Company. Notice may be given by Internet in accordance with the Rules of the Securities and Exchange Commission even if the provisions of such Rules do not apply to the Company.

Section 1.4          Adjournments. Any meeting of shareholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place thereof, if any, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 1.5          Quorum. At each meeting of shareholders, except where otherwise provided by law or the Articles of Incorporation or these Bylaws, the holders of a majority in voting power of the outstanding shares of stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. Shares entitled to vote as a separate class or series may take action on a matter at a meeting only if a quorum of those shares is present. For purposes of the foregoing, where a separate vote by class or classes or a series or multiple series is required for any matter, the holders of a majority in voting power of the outstanding shares of such class or classes or a series or multiple series, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. In the absence of a quorum of the holders of any class or series of stock entitled to vote on a matter, the holders of such class or series so present or represented may, by majority vote, adjourn the meeting of such class or series with respect to that matter from time to time in the manner provided by Section 1.4 of these Bylaws until a quorum of such class or series shall be so present or represented. Shares of its own capital stock belonging on the record date for the meeting to the Company or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Company or any subsidiary of the Company to vote capital stock, including but not limited to its own capital stock, held by it in a fiduciary capacity.

Section 1.6          Organization.

(a)          The chairman of the annual or any special meeting of the shareholders shall be the Chairman of the Board of Directors, or in the absence of the Chairman, any person designated by the Board of Directors. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as the secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)          The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the adjournment of any meeting, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman.

(c)          If disorder shall arise that prevents continuation of the legitimate business of the meeting, the chairman may announce the adjournment of the meeting and quit the chair and upon the chairman so doing the meeting is immediately adjourned.

(d)          The chairman may ask or require that anyone who is not a bona fide shareholder or proxyholder leave the meeting.

Section 1.7          Inspectors. Prior to any meeting of shareholders, the Board of Directors may, and shall if required by law, appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of shareholders, the person presiding at the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. The inspectors need not be shareholders of the Company, and any director or officer of the Company may be an inspector on any matter other than a vote for or against such director’s or officer’s election to any position with the Company or on any other matter in which such officer or director may be directly interested. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the Company, the inspectors may consider such information as is permitted by applicable law.

Section 1.8          Voting; Proxies; Nominations; Shareholder Proposals.

(a)          Unless otherwise provided in the Articles of Incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by such shareholder which has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Company. Voting at meetings of shareholders need not be by written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Except where applicable law, the Articles of Incorporation or these Bylaws require a different vote, if a quorum exists, action on a matter other than the election of directors is approved if the votes cast favoring the action exceed the votes cast opposing the action. In an election of directors, a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote for directors is required in order to elect a director.

(b)          Each share of Common Stock shall be entitled to one vote, except be as required by applicable law or the Articles of Incorporation.

(c)          Nomination of persons to stand for election to the Board of Directors at any annual or special shareholders meeting may be made by the holders of the Company’s Common Stock only if written notice of such shareholder’s intent to make such nomination has been given to the Secretary of the Company not later than 30 days prior to the meeting.

(d)          At any meeting of shareholders, a resolution or motion shall be considered for vote only if the proposal is brought properly before the meeting, which shall be determined by the chairman of the meeting in accordance with the following provisions:

(i)         Notice required by these Bylaws and by all applicable federal or state statutes or regulations shall have been given to, or waived by, all shareholders entitled to vote on such proposal. In the event notice periods of different lengths apply to the same proposed action under different laws or regulations, appropriate notice shall be deemed given if there is compliance with the greater of all applicable notice requirements.

(ii)         Proposals may be made by the Board of Directors as to matters affecting holders of any class of stock issued by the Company. Proposals may also be made by the holders of shares of Common Stock, although such authority shall not be construed to require the Company to include any shareholder proposal in its Proxy Statements sent to shareholders, except as may be required by the proxy rules promulgated by the Securities and Exchange Commission.

(iii)       Any proposal made by the Board of Directors or the holders of shares of Common Stock may be made at any time prior to or at the meeting if only the holders of Common Stock are entitled to vote thereon.

(iv)       Holders of Common Stock may only make a proposal with respect to which such holders are entitled to vote. Any proposal on which holders of Common Stock are entitled to vote and concerning which proxies may be solicited by the proponent or by management must be delivered to, or mailed and received by, the Secretary of the Company not less than 90 days prior to the meeting; provided, however, that in the event that less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to shareholders, to be timely, notice by the shareholder must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

(v)         Any shareholder who gives notice of any shareholder proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by such shareholder and any financial interest of such shareholder in the proposal (other than as a shareholder).

Section 1.9          Fixing Date for Determination of Shareholders of Record.

(a)          In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)          In order that the Company may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede nor be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Nevada, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)          In order that the Company may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 1.10        List of Shareholders Entitled to Vote. The officer who has charge of the stock ledger shall have cause to be prepared, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Company. The list of shareholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law (a) the stock ledger shall be the only evidence as to who are the shareholders entitled by this Section 1.10 to examine the list of shareholders required by this Section 1.10 or to vote in person or by proxy at any meeting of shareholders and (b) failure to prepare or make available the list of shareholders shall not affect the validity of actions taken at the meeting.

Section 1.11        Consent of Shareholders in Lieu of Meeting. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to its registered office in the State of Nevada, its principal place of business, or an officer or agent of the Company having custody of the books in which minutes of proceedings of shareholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective unless, within 60 days of the earliest dated consent delivered to the Company in the manner provided by the previous sentence, written consents signed by a sufficient number of holders to take action are delivered to the Company in the manner provided by the previous sentence. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company.

Section 1.12        Meeting by Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication: (a) participate in a meeting of shareholders; and (b) be deemed present in person and vote at a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (ii) the Company shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

ARTICLE II
BOARD OF DIRECTORS

Section 2.1          Powers; Number; Qualifications. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Articles of Incorporation. The Board of Directors shall consist of not less than one member, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors must be natural persons at least 18 years of age but need not be shareholders of the Company.

Section 2.2          Election; Term of Office; Resignation; Removal; Newly Created Directorships; Vacancies; Director Emeritus.

(a)          Election; Term of Office. The Board of Directors shall be elected at each annual meeting of shareholders by the holders of the outstanding capital stock as provided in the Articles of Incorporation, or if there is no provision, by the holders of common stock. Each director shall hold office until his or her successor is elected and qualified or until his or her death, earlier resignation, removal or disqualification.

(b)          Resignation. Any director may resign at any time upon notice to the Board of Directors or to the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

(c)          Removal. Any director or the entire Board of Directors may be removed, with or without cause, by holders of not less than two-thirds of the voting power of the outstanding shares of the outstanding capital stock. A vacancy on the Board of Directors caused by any such removal may be filled by a majority of the remaining directors at any time before the end of the unexpired term.

(d)          Newly. Created Directorships; Vacancies. Unless otherwise provided in the Articles of Incorporation or these Bylaws, newly created directorships resulting from any increase in the authorized number of directors between annual meetings shall be filled by the affirmative vote of a majority of the remaining members of the Board of Directors even if the remaining directors constitute less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office.

Section 2.3          Annual and Regular Meetings. The Board of Directors shall hold its annual meeting without notice on the same day and the same place as, but just following, the annual meeting of the shareholders, or at such other date, time and place as may be determined by the Board of Directors. Regular meetings of the Board of Directors shall be held without notice at such dates, times and places as may be determined by the Board of Directors by resolution.

Section 2.4          Special Meetings; Notice.

(a)          Special meetings of the Board of Directors may be held, with proper notice, upon the call of the Chairman of the Board of Directors or by at least two members of the Board of Directors at such time and place as specified in the notice.

(b)          Written notice of the date, time and place of each special meeting of the Board of Directors shall be given to each director at least 24 hours prior to such meeting. The notice of a special meeting of the Board of Directors need not state the purposes of the meeting. Notice to each director of any special meeting may be given in person; by email or electronically transmitted facsimile. Written notice to a director of any special meeting is effective upon the giving of notice.

Section 2.5          Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, directors or members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

Section 2.6          Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business at such meeting. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In case at any meeting of the Board of Directors a quorum shall not be present, a majority of the directors present may, without notice other than announcement at the meeting, adjourn the meeting from time to time until a quorum can be obtained.

Section 2.7          Organization. The Board of Directors shall elect a Chairman of the Board of Directors from among its members. If the Board of Directors deems it necessary, it may elect a Vice-Chairman of the Board of Directors from among its members to perform the duties of the Chairman of the Board of Directors in such chairman’s absence and such other duties as the Board of Directors may assign. The Chairman of the Board of Directors or, in his absence, the Vice‑Chairman of the Board of Directors, or in his absence, any director chosen by a majority of the directors present, shall act as chairperson of the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the chairperson shall act as secretary of each meeting of the Board of Directors.

Section 2.8          Action by Directors Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

(a)          Any written consent is not required to be signed by:

(i)          A common or interested director who abstains in writing from providing consent to the action, provided that: (A) the fact of the common directorship, office or financial interest must be known to the Board of Directors or committee before a written consent is signed by all the members of the Board or the committee, (B) such fact must be described in the written consent, and the (C) Board of Directors or committee must approve, authorize or ratify the action in good faith by unanimous consent without counting the abstention of the common or interested director.

(ii)        A director who is a party to an action, suit or proceeding who abstains in writing from providing consent to the action of the Board of Directors or committee, provided that the Board of Directors or committee must (A) make a determination pursuant to NRS 78.751 that indemnification of the director is proper under the circumstances, and (B) approve, authorize or ratify the action in good faith by unanimous consent without counting the abstention of the director who is a party to an action, suit or proceeding.

Section 2.9          Compensation of Directors. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors shall determine and fix the compensation, if any, and the reimbursement of expenses which shall be allowed and paid to the directors. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefore.

ARTICLE III
COMMITTEES

Section 3.1          Committees. The Board of Directors may, by a vote of the majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.

Section 3.2          Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws. Each committee shall prepare minutes of its meetings which shall be delivered to the Secretary of the Company for inclusion in the Company’s records.

ARTICLE IV
OFFICERS

Section 4.1          Officers; Election. The Board of Directors shall, annually or at such times as the Board of Directors may designate, appoint a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers and such other officers as the Board of Directors may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. The Board of Directors may delegate, by specific resolution, to an officer the power to appoint other specified officers or assistant officers. Any number of offices may be held by the same person unless the Articles of Incorporation or these Bylaws provide otherwise. Each officer shall be a natural person who is 18 years of age or older.

Section 4.2          Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors appointing any officer, each officer shall hold office until the next annual meeting of the Board of Directors at which his or her successor is appointed and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Company, but the appointment of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled by the Board of Directors. An officer appointed to fill a vacancy shall serve for the unexpired term of such officer’s predecessor, or until such officer’s earlier death, resignation or removal.

Section 4.3          Temporary Delegation of Duties. In the case of the absence of any officer, or his inability to perform his duties, or for any other reason deemed sufficient by the Board of Directors, the Board of Directors may delegate the powers and duties of such officer to any other officer or to any director temporarily, provided that a majority of the directors then in office concur and that no such delegation shall result in giving to the same person conflicting duties.

Section 4.4          Chairman. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and of the shareholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors or as may be provided by law.

Section 4.5          Chief Executive Officer. The Chief Executive Officer (the “CEO”), if one is appointed by the Board of Directors, shall perform all duties customarily delegated to the chief executive officer of a corporation and such other duties as may from time to time be assigned to the CEO by the Board of Directors and these Bylaws.

Section 4.6          President. If there is no separate CEO, the President shall be the CEO of the Company; otherwise, the President shall be responsible to the CEO for the day-to-day operations of the Company. The President shall have general and active management of the business of the Company; shall see that all orders and resolutions of the Board of Directors are carried into effect; and shall perform all duties as may from time to time be assigned by the Board of Directors or the CEO.

Section 4.7          Chief Financial Officer. The Chief Financial Officer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Company and be primarily responsible for all filings with the Securities and Exchange Commission. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Company and shall perform such other duties as may be prescribed by the Board of Directors. In the absence of a resolution of the Board of Directors appointing a different officer, the chief financial officer shall act when the chief executive officer is unavailable.

Section 4.8          Vice Presidents. The Vice President or Vice Presidents shall have such powers and shall perform such duties as may, from time to time, be assigned to him or her or them by the Board of Directors, the CEO or the President or as may be provided by law.

Section 4.9          Secretary. The Secretary shall have the duty to record the proceedings of the meetings of the shareholders, the Board of Directors and any committees thereof in a book to be kept for that purpose, shall authenticate records of the Company, shall see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, shall be custodian of the records of the Company, may affix the corporate seal to any document the execution of which, on behalf of the Company, is duly authorized, and when so affixed may attest the same, and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the CEO or the President or as may be provided by law.

Section 4.10        Treasurer. The treasurer shall be the legal custodian of all monies, notes, securities and other valuables that may from time to time come into the possession of the Company. He shall immediately deposit all funds of the Company coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors and shall keep this bank account in the name of the Company.

Section 4.11         Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the CEO or the Board of Directors. In the absence or at the request of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

Section 4.12        Other Officers. The other officers, if any, of the Company shall have such powers and duties in the management of the Company as shall be stated in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 4.13        Compensation. The salaries and other compensation of the officers shall be fixed or authorized from time to time by the Board of Directors. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Company.

Section 4.14        Limits on Authority of the Officers. In addition to limitations on the authority of the Company or the officers as may be imposed by written agreements, the Board of Directors shall have the authority to limit the authority, including spending authority, of the officer.

ARTICLE V
STOCK

Section 5.1          Stock Certificates and Uncertificated Shares. The shares of stock in the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Company’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed by or in the name of the Company by the Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Company, representing the number of shares of stock registered in certificate form owned by such holder. Any and all the signatures on the certificate may be by a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.2          Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond in such form and amount (not exceeding twice the value of the stock represented by such certificate) and with such surety and sureties as the secretary may require in order to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.3          Transfer of Stock. Subject to any transfer restrictions set forth or referred to on the stock certificate or of which the Company otherwise has notice, shares of the Company shall be transferable on the books of the Company upon presentation to the Company or to the Company’s transfer agent of a stock certificate signed by, or accompanied by an executed assignment form, the holder of record thereof, his duly authorized legal representative, or other appropriate person as permitted by the NRS. The Company may require that any transfer of shares be accompanied by proper evidence reasonably satisfactory to the Company or to the Company’s transfer agent that such endorsement is genuine and effective. Upon presentation of shares for transfer as provided above, the payment of all taxes, if any, therefor, and the satisfaction of any other requirement of law, including inquiry into and discharge of any adverse claims of which the Company has notice, the Company shall issue a new certificate to the person entitled thereto and cancel the old certificate. Every transfer of stock shall be entered on the stock books of the Company to accurately reflect the record ownership of each share. The Board of Directors also may make such additional rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the capital stock of the Company.

Section 5.4          Preferred Stock. Shares of preferred stock shall be issued by the Company only after the authorization of the same and filing a Certificate of Designation (or Amendment to the Articles of Incorporation) with the Nevada Secretary of State and satisfying all other requirements of the Articles of Incorporation and the NRS with respect thereto.

Section 5.5          Holders of Record. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as may be allowed by these Bylaws or required by the laws of Nevada.

ARTICLE VI
EXECUTION OF INSTRUMENTS; CHECKS AND ENDORSEMENTS; DEPOSITS; ETC.

Section 6.1          Execution of Instruments. Except as otherwise provided by the Board of Directors, the Chairman, the CEO, the President, any Vice President, the Treasurer or the Secretary shall have the power to execute and deliver on behalf of and in the name of the Company any instrument requiring the signature of an officer of the Company. Unless authorized to do so by these Bylaws or by the Board of Directors, no assistant officer, agent or employee shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

Section 6.2          Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness issued in the name of the Company and other such instruments shall be signed or endorsed for the Company by such officers or agents of the Company as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

Section 6.3          Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the Company’s credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Company who shall have the power, and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Company or its order.

Section 6.4          Voting of Securities and Other Entities. Unless otherwise provided by resolution of the Board of Directors, the Chairman, Chief Executive Officer, or the President, or any officer designated in writing by any of them, is authorized to attend in person, or may execute written instruments appointing a proxy or proxies to represent the Company, at all meetings of any corporation, partnership, limited liability company, association, joint venture, or other entity in which the Company holds any securities or other interests and may execute written waivers of notice with respect to any such meetings. At all such meetings, any of the foregoing officers, in person or by proxy as aforesaid and subject to the instructions, if any, of the Board of Directors, may vote the securities or interests so held by the Company, may execute any other instruments with respect to such securities or interests, and may exercise any and all rights and powers incident to the ownership of said securities or interests. Any of the foregoing officers may execute one or more written consents to action taken in lieu of a formal meeting of such corporation, partnership, limited liability company, association, joint venture, or other entity.

ARTICLE VII
DIVIDENDS AND OTHER DISTRIBUTIONS

Section 7.1          Dividends and Other Distributions. Subject to the provisions of the NRS, dividends and other distributions may be declared by the Board of Directors in such form, frequency and amounts as the condition of the affairs of the Company shall render advisable.

ARTICLE VIII
MISCELLANEOUS

Section 8.1          Fiscal Year. The fiscal year of the Company shall be determined by the Board of Directors.

Section 8.2          Seal. The Company may have a corporate seal and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The impression of the seal may be made and attested by either the Secretary or any Assistant Secretary for the authentication of contracts or other papers requiring the seal.

Section 8.3          Waiver of Notice of Meetings of Shareholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except (i) in the case when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (ii) in the case when the person attends the meeting for the purpose of objecting to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, the person objects to considering the matter when it is presented. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Articles of Incorporation or these Bylaws.

Section 8.4          Indemnification of Directors and Officers.

(a)          Directors and Officers. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (a “Covered Person”), against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, the Company shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors. Further, notwithstanding the indemnification provided for by this Section 8.4 or any written agreement, such indemnity shall not include any expenses incurred by a Covered Person relating to or arising from any Proceeding in which the Company asserts a direct claim against a Covered Person, or a Covered Person asserts a direct claim against the Company, whether such claim is termed a complaint, counterclaim, crossclaim, third-party complaint or otherwise.

(b)          Prepayment of Expenses. The Company shall to the fullest extent not prohibited by applicable law promptly pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by such Covered Person to repay all amounts advanced if it should be ultimately determined that such Covered Person is not entitled to be indemnified under this Section 8.4 or otherwise.

(c)          Nonexclusivity of Rights. The rights conferred on any Covered Person by this Section 8.4 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, these Bylaws, agreement, insurance, vote of shareholders or disinterested directors or otherwise.

(d)          Other Sources. The Company’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

(e)          Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Section 8.4 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

(f)          Other Indemnification and Prepayment of Expenses. This Section 8.4 shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify persons other than Covered Persons and to advance expenses to such other persons when and as authorized by appropriate corporate action.

(g)          Insurance. The Company may purchase and maintain insurance on behalf of any person that the Company is permitted to indemnify in accordance with these Bylaws against any liability asserted against any such person and incurred by such person whether or not the Company would have the power to indemnify such person against such liability under the NRS. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Company has an equity interest through stock ownership or otherwise.

(h)          Selection of Counsel. Notwithstanding any other provision of this Section 8.4, the Company may condition the right to indemnification of, and the advancement of expenses to, a Covered Person on its right to select legal counsel representing such Covered Person on the terms of this Subsection (h). The Company shall have the right to select counsel for any Covered Person in any legal action that may give rise to indemnification under this Section 8.4 provided that: (a) the Company consults with the Covered Person seeking indemnification with respect to the selection of competent legal counsel; and (b) the Company pays all reasonable fees and costs incurred by the attorney in defending the Covered Person (subject to the Company’s right to recover such fees and costs if it is determined at the conclusion of the action, suit or proceeding that there is no right of indemnification). Notwithstanding any other provision of this Section 8.4, the Company shall not be responsible for indemnification of, or the advancement of expenses to, any Covered Person who declines to use counsel reasonably selected by the Company as provided in this Subsection (h). Counsel shall be deemed to be reasonably selected by the Company if such counsel is a competent attorney who can independently represent the Covered Person consistent with the applicable ethical standards of the Code of Professional Responsibility.

Section 8.5          Interested Directors; Quorum. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if: (1) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (3) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

Section 8.6          Form of Records. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 8.7          Record of Shareholders. The Secretary shall maintain, or shall cause to be maintained, a record of the names and addresses of the Company’s shareholders, in a form that permits preparation of a list of shareholders that is arranged by class of stock entitled to vote and, within each such class, by series of shares, that is alphabetical within each class or series, and that shows the address of, and the number of shares of each class or series held by, each shareholder.

Section 8.8          Addresses of Shareholders. Each shareholder shall furnish to the Secretary of the Company or the Company’s transfer agent an address to which notices from the Company, including notices of meetings, may be directed and if any shareholder shall fail so to designate such an address, it shall be sufficient for any such notice to be directed to such shareholder at such shareholder’s address last known to the Secretary or transfer agent.

Section 8.9          Amendment of Bylaws. The Board of Directors is authorized to adopt, amend or repeal these Bylaws. The holders of shares of capital stock entitled to vote also may adopt additional Bylaws and may amend or repeal any Bylaw, whether or not adopted by them. The power of the Board of Directors to adopt, amend or repeal Bylaws may be limited by an amendment to the Articles of Incorporation or an amendment to the Bylaws adopted by the holders of capital stock that provides that a particular Bylaw or Bylaws may only be adopted, amended or repealed by the holders of capital stock.